EXHIBIT 99.3

Vital Energy, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On July 27, 2024, Vital Energy, Inc., (“Vital Energy” or the “Company”), entered into a purchase and sale agreement with Northern Oil and Gas, Inc. (“NOG”) and Point Energy Partners Petroleum, LLC, Point Energy Partners Operating, LLC, Point Energy Partners Water, LLC and Point Energy Partners Royalty, LLC (together, “Point”), pursuant to which the Company and NOG agreed to purchase Point’s oil and natural gas properties located in Ward and Winkler Counties (the “Point Acquisition”). The Company agreed to purchase 80% of the acquired assets and will operate the assets, and NOG agreed to purchase the remaining 20% of the assets.

On September 20, 2024, Vital Energy, NOG and Point completed the Point Acquisition for an aggregate purchase price of $1.0 billion of cash, after closing adjustments, subject to customary closing adjustments. Total consideration paid by Vital Energy to Point for its portion was $815.2 million in cash, which was funded from borrowings under its senior secured credit facility.

Vital Energy completed the following transactions during the year ended December 31, 2023, collectively known as the “2023 Acquisitions, “ and discussed in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023:

•

Tall City Acquisition: As previously disclosed in its Current Report on Form 8-K filed on November 6, 2023 with the United States Securities and Exchange Commission (the “SEC”), on November 6, 2023, Vital Energy completed the acquisition of certain oil and natural gas properties located in the Delaware Basin from Tall City Property Holdings III LLC and Tall City Operations III LLC.

•

Henry Acquisition: As previously disclosed in its Current Report on Form 8-K filed on November 6, 2023 with the SEC, on November 5, 2023, Vital Energy completed the acquisition of approximately 93% of the working interests in certain oil and natural gas properties located in Midland and Delaware basins from Henry Energy LP, Henry Resources LLC and Moriah Henry Partners LLC.

•

Maple Acquisition: As previously disclosed in its Current Report on Form 8-K filed on November 6, 2023 with the SEC, on October 31, 2023, Vital Energy completed the acquisition of certain oil and natural gas properties from Maple Energy Holdings, LLC .

•

Forge Acquisition: As previously disclosed in its Current Report on Form 8-K filed on June 30, 2023 with the SEC, on June 30, 2023, Vital Energy and Northern Oil and Gas, Inc. (“NOG”) completed the acquisition of the assets of Forge Energy II Delaware, LLC. Vital Energy acquired an undivided 70% interest in Forge’s oil and natural gas properties located in the Delaware Basin in Ward, Reeves and Pecos Counties, and NOG acquired the remaining undivided 30% interest.

•

Driftwood Acquisition: As previously disclosed in its Current Report on Form 8-K filed on April 3, 2023 with the SEC, on April 3, 2023, Vital Energy completed the acquisition of interests in oil and natural gas leases and related property located in the Midland Basin from Driftwood Energy Operating, LLC.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024 gives effect to the Point Acquisition as if it had been completed on June 30, 2024. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2024 and the year ended December 31, 2023 give effect to the Point Acquisition and the 2023 Acquisitions as if they had been completed on January 1, 2023. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Vital Energy would have been had the Point Acquisition and the 2023 Acquisitions and related financing of such acquisitions occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. In Vital Energy’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Point Acquisition and the 2023 Acquisitions and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	The audited consolidated financial statements and accompanying notes of Vital Energy contained in Vital Energy’s Annual Report on Form 10-K for the year ended December 31, 2023;

•	The unaudited condensed financial statements and accompanying notes contained in Vital Energy’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024;

•	The audited consolidated financial statements and related notes of Point as of December 31, 2023 and 2022 and for the years then ended, which are included elsewhere in this filing;

•

The unaudited condensed financial statements and related notes of Point as of June 30, 2024, and for the six month periods ended June 30, 2024 and 2023, which are included elsewhere in this filing; and

•

The unaudited pro forma condensed combined financial information of Vital Energy for the year ended December 31, 2023, which are incorporated by reference from Exhibit 99.2 to Vital Energy’s Annual Report on Form 10-K for the year ended December 31, 2023.

Vital Energy, Inc.

Pro forma condensed combined balance sheets

As of June 30, 2024

(in thousands)

(Unaudited)

	Historical		Transaction accounting adjustments
			Conforming			Acquisition			Pro forma
	Vital Energy	Point	and reclass			Adjustments			combined
Assets
Current assets:
Cash and cash equivalents	$56,564	$—	$—			$—	(d	)	$56,564
Cash	—	14,280	$(14,280)	(a	)	—			—
Accounts receivable, net	225,111	—	—			—			225,111
Accounts receivable	—	31,971	(31,971)	(a	)	—			—
Accounts receivable - related party	—	3	(3)	(a	)	—			—
Derivatives	4,495	—	—			—			4,495
Other current assets	26,356	—	—			14,230	(e	)	40,586
Other assets	—	13,562	(13,562)	(a	)	—			—

Total current assets	312,526	59,816	(59,816)			14,230			326,756
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	12,317,485	—	—			753,544	(f	)	13,071,029
Unevaluated properties not being depleted	193,845	—	—			72,693	(f	)	266,538
Less: accumulated depletion and impairment	(8,094,808)	—	—			—			(8,094,808)

Oil and natural gas properties, net	4,416,522	—	—			826,237			5,242,759
Midstream and other fixed assets, net	131,200	—	—			—			131,200
Oil and natural gas properties, at cost, using the full cost method of accounting proved property	—	1,304,510	(1,304,510)	(c	)	—			—
Other property and equipment	—	1,269	(1,269)	(c	)	—			—
Less accumulated depletion and depreciation	—	(220,283)	220,283	(c	)	—			—

Property and equipment, net	4,547,722	1,085,496	(1,085,496)			826,237			5,373,959
Derivatives	36,375	—	—			—			36,375
Non-current derivative assets	—	48	(48)	(a	)	—			—
Operating lease right-of-use assets	139,037	—	—			228	(f	)	139,265
Right of use assets	—	1,491	(1,491)	(a	)	—			—
Deferred income taxes	196,413	—	—			—			196,413
Linefill inventory	—	1,037	(1,037)	(a	)	—			—
Other noncurrent assets, net	31,135	—	—			2,400	(h	)	33,535

Total assets	$5,263,208	$1,147,888	$(1,147,888)			$843,095			$6,106,303

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$153,117	$—	$—			$—			$153,117
Accounts payable	—	105,041	(105,041)	(a	)	—			—
Accrued capital expenditures	91,064	—	—			—			91,064
Accrued expenses	—	14,814	(14,814)	(a	)	—			—
Undistributed revenue and royalties	219,292	—	—			5,180	(e	)	224,472
Royalty payable	—	42,929	(42,929)	(a	)	—			—
Derivatives	16,537	—	—			—			16,537
Current derivative liabilities	—	9,314	(9,314)	(a	)	—			—
Operating lease liabilities	78,672	—	—			228	(g	)	78,900
Current operating lease liabilities	—	482	(482)	(a	)	—			—
Other current liabilities	58,738	—	—			—			58,738
Line-of-credit - net	—	476,318	(476,318)	(a	)	—			—

Total current liabilities	617,420	648,898	(648,898)			5,408			622,828

	Historical		Transaction accounting adjustments
			Conforming			Acquisition			Pro forma
	Vital Energy	Point	and reclass			Adjustments			combined
Long-term debt, net	1,662,263	—	—			830,872	(i	)	2,493,135
Derivatives	152	—	—			—			152
Asset retirement obligations	84,149	4,981	(4,981)	(a	)	4,668	(j	)	88,817
Operating lease liabilities	56,947	—	—			—			56,947
Non-current derivative liabilities	—	2,281	(2,281)	(a	)	—			—
Derivative financial instrument	—	—	—			—			—
Non-current operating lease liabilities	—	948	(948)	(a	)	—			—
Deferred Income	—	1,295	(1,295)	(b	)	—			—
Other noncurrent liabilities	6,379	—	—			2,147	(e	)	8,526

Total liabilities	2,427,310	658,403	(658,403)			843,095			3,270,405
Commitments and contingencies
Stockholders’ equity:
Common stock	382	—	—			—			382
Additional paid-in capital	3,814,475	—	—			—			3,814,475
Accumulated deficit	(978,959)	—	—			—			(978,959)
Members’ equity	—	489,485	(489,485)	(a	)	—			—

Total stockholders’ equity	2,835,898	489,485	(489,485)			—			2,835,898

Total liabilities and stockholders’ equity	$5,263,208	$1,147,888	$(1,147,888)			$843,095			$6,106,303

Vital Energy, Inc.

Pro forma condensed combined statements of operations

For the six months ended June 30, 2024

(in thousands, except per share data)

(Unaudited)

	Historical		Transaction accounting adjustments
	Vital Energy	Point	Conforming and reclass			Acquisition Adjustments			Pro forma combined
Revenues:
Oil sales	$857,451	$—	$290,110	(a	)	$(58,022)	(e	)	$1,089,539
NGL sales	86,945	—	849	(a	)	(170)	(e	)	87,624
Natural gas sales	12,874	—	20,835	(a	)	(4,167)	(e	)	29,542
Oil and natural gas sales	—	302,829	(302,829)	(a	)	—			—
Salt water disposal sales	—	1,306	(1,306)	(a	)	—			—
Realized loss on derivatives	—	(3,122)	3,122	(a	)	—			—
Unrealized loss on derivatives	—	(19,790)	19,790	(a	)	—			—
Other operating revenues	1,440	—	1,306	(a	)	(261)	(e	)	2,485

Total revenues	958,710	281,223	31,877			(62,620)			1,209,190
Costs and expenses:
Lease operating expenses	219,470	44,541	16,794	(a	)	(12,267)	(e	)	268,538
Workover costs	—	16,794	(16,794)	(a	)	—			—
Production and ad valorem taxes	57,693	14,219	—			(2,844)	(e	)	69,068
Oil transportation and marketing expenses	22,032	—	5,371	(a	)	(1,074)	(e	)	26,329
Gas gathering, processing, and transportation expenses	7,464	—	3,594	(a	)	(719)			10,339
Costs of purchased oil	—	—	—			—			—
General and administrative	52,929	4,866	—			(973)	(e	)	56,822
Depletion, depreciation and amortization	340,405	—	—			76,625	(f	)	417,030
Depletion and depreciation expense	—	73,819	(73,819)	(b	)	—
Accretion expense	—	177	(177)	(c	)	—			—
Other operating expenses, net	3,611	—	—			257	(c	)	3,868

Total costs and expenses	703,604	154,416	(65,031)			59,005			851,994
Gain on disposal of assets, net	166	—	—			—			166

Operating income (loss)	255,272	126,807	96,908			(121,625)			357,362
Non-operating income (expense):
Loss on derivatives, net	(144,489)	—	(22,912)	(a	)	4,582	(e	)	(162,819)
Interest expense	(84,111)	(22,797)	22,797	(d	)	(31,964)	(g	)	(116,075)
Loss on extinguishment of debt, net	(66,115)	—	—			—			(66,115)
Other income, net	4,674	198	71	(a	)	(54)	(e	)	4,889
Right of use asset lease expense—operating leases	—	71	(71)	(a	)	—			—

Total non-operating income (expense), net:	(290,041)	(22,528)	(115)			(27,436)			(340,120)

Income (loss) before income taxes	(34,769)	104,279	96,793			(149,061)			17,242
Income tax benefit (expense)	5,340	—	—			(11,195)	(h	)	(5,855)

Net income (loss)	$(29,429)	$104,279	$96,793			$(160,256)			$11,387

Preferred stock dividends	(652)								(652)

Income (loss) available to common shareholders	$(30,081)								$10,735

Net income (loss) per common share:
Basic	$(0.84)						(i	)	$0.30
Diluted	$(0.84)						(i	)	$0.31
Weighted-average common shares outstanding:
Basic	35,973						(i	)	35,973
Diluted	35,973						(i	)	37,264

Vital Energy, Inc.

Pro forma condensed combined statements of operations

For the year ended ended December 31, 2023

(in thousands, except per share data)

(Unaudited)

	Historical		Transaction accounting adjustments
	Vital Energy(1)	Point	Conforming and reclass			Acquisition Adjustments			Pro forma combined
Revenues:
Oil sales	$1,819,865	$—	$308,085	(a	)	$(61,617)	(e	)	$2,066,333
NGL sales	191,795	—	9,002	(a	)	(1,800)	(e	)	198,997
Natural gas sales	88,621	—	24,713	(a	)	(4,943)	(e	)	108,391
Oil and natural gas sales, net	—	332,620	(332,620)	(a	)	—			—
Salt water disposal sales	—	1,775	(1,775)	(a	)	—			—
Realized loss on derivatives	—	(4,174)	4,174	(a	)	—			—
Unrealized gain on derivatives	—	14,779	(14,779)	(a	)	—			—
Sales of purchased oil	14,313	—	—			—			14,313
Water disposal fees and pipeline income	7,480	—	—			—			7,480
Other operating revenues	5,731	—	1,775	(a	)	(355)	(e	)	7,151

Total revenues	2,127,805	345,000	(1,425)			(68,715)			2,402,665
Costs and expenses:
Lease operating expenses	411,908	51,981	25,687	(a	)	(15,534)	(e	)	474,042
Workover expenses	—	25,687	(25,687)	(a	)	—			—
Production and ad valorem taxes	122,813	16,560	—			(3,312)	(e	)	136,061
Oil transportation and marketing expenses	41,284	—	6,207	(a	)	(1,241)	(e	)	46,250
Gas gathering, processing and transportation expenses	10,058	—	2,973	(a	)	(595)	(e	)	12,436
Costs of purchased oil	15,065	—	—			—			15,065
General and administrative	126,342	7,699	—			(1,540)	(e	)	132,501
Organizational restructuring expenses	1,654	—	—			—			1,654
Depletion, depreciation and amortization	595,429	—	—			103,686	(f	)	699,115
Depletion and depreciation expense	—	72,933	(72,933)	(b	)	—			—
Accretion expense	—	273	(273)	(c	)	—			—
Other operating expenses, net	12,206	—	—			481	(c	)	12,687

Total costs and expenses	1,336,759	175,133	(64,026)			81,945			1,529,811
Gain on disposal of assets, net	672	—	—			—			672

Operating income	791,718	169,867	62,601			(150,660)			873,526

Non-operating income (expense):
Gain (loss) on derivatives, net	$94,864		10,605	(c	)	(2,121)	(e	)	103,348
Interest expense	(185,689)	(27,275)	27,275	(d	)	(63,927)	(g	)	(249,616)
Loss on extinguishment of debt, net	(4,039)	—	—			—			(4,039)
Other income, net	8,646	69	29	(h	)	(20)	(e	)	8,724
Right of use asset lease expense—operating leases	$—	29	(29)	(h	)	—			—

Total non-operating income (expense), net	(86,218)	(27,177)	37,880			(66,068)			(141,583)

Income before income taxes	705,500	142,690	100,481			(216,728)			731,943
Income tax benefit (expense)	$80,321	—	—			(5,692)	(h	)	74,629

Net income	$785,821	$142,690	$100,481			$(222,420)			$806,572

Preferred stock dividends	(6,197)								(6,197)

Net income available to common stockholders	$779,624								$800,375

	Historical		Transaction accounting adjustments
	Vital Energy(1)	Point	Conforming and reclass	Acquisition Adjustments			Pro forma combined
Net income per common share:
Basic	$29.48				(i	)	$30.26
Diluted	$24.44				(i	)	$25.09
Weighted-average common shares outstanding:
Basic	26,448				(i	)	26,448
Diluted	32,151				(i	)	32,151

1.

Vital Energy’s historical statement of operations for the year ended December 31, 2023, as shown in the table above, includes the effects of pro forma adjustments for the 2023 Acquisitions as presented in Exhibit 99.2 to Vital Energy’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated by reference into these unaudited pro forma condensed combined financial statements.

Vital Energy, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Vital Energy, including the 2023 Acquisitions, and Point in accordance with Article 11 of the SEC’s Regulation S-X. Vital Energy is acquiring substantially all the assets of Point. The Point Acquisition has been assumed to be an asset acquisition for purposes of these unaudited pro forma condensed combined financial statements in accordance with Accounting Standards Codification Topic 805 (“ASC 805”). The fair value of the consideration paid by Vital Energy and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Point Acquisition are capitalized as a component of the purchase price. Certain of the historical amounts for the Point Acquisition have been reclassified to conform to the financial statement presentation of Vital Energy.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2024 and the year ended December 31, 2023 give effect to the Point Acquisition and the 2023 Acquisitions as if they had been completed on January 1, 2023. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024 was prepared as if the Point Acquisition had occurred on June 30, 2024.

The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the Point Acquisition and other transactions contemplated herein had occurred in the past, Vital Energy’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that Vital Energy would have achieved if the Point Acquisition and other transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results Vital Energy will have after the contemplation of the Point Acquisition and the other transactions contemplated by the unaudited pro forma condensed combined financial information. For income tax purposes, the Point Acquisition will be treated as an asset purchase such that the tax bases in the assets and liabilities will generally reflect the allocated fair value at closing. In Vital Energy’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

2.	Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price in the Point Acquisition is based upon management’s estimates and assumptions related to the relative fair value of assets to be acquired and liabilities to be assumed upon closing of the transaction using current available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred and the relative fair value of assets acquired and liabilities assumed by Vital Energy are as follows (in thousands, except share amounts and share stock price):

Consideration:
Cash consideration	$880,000
Closing adjustments	(64,813)

Total cash consideration	$815,187
Direct transaction costs	15,685

Total consideration	$830,872

Relative fair value of assets acquired:
Oil and natural gas properties, full cost method:
Evaluated properties	753,544
Unevaluated properties	72,693
Other assets	16,630
Operating right-of-use assets	228

Amount attributable to assets acquired	$843,095
Fair value of liabilities assumed:
Suspended revenues	5,180
Asset retirement obligations	4,668
Other liabilities	2,147
Operating lease liabilities	228

Amount attributable to liabilities assumed	$12,223

The fair value measurements of assets acquired are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and natural gas properties were measured using the discounted cash flow technique of valuation.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Vital Energy. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that Vital Energy believes provide a reasonable basis for presenting the significant effects of the Acquisitions. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of June 30, 2024:

(a)	Adjustment to remove assets and liabilities not acquired as part of the Point Acquisition as well as associated historical book equity.

(b)	Adjustment to conform Point’s historical presentation of the assets and liabilities acquired as part of the Point Acquisition to the presentation by Vital Energy.

(c)	Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Point’s oil and natural gas properties as of June 30, 2024.

(d)

Zero net impact to cash as a result of the Point Acquisition. Borrowings under the senior secured credit facility of $830.9 million were used to fund consideration paid to the seller of $815.2 million and direct transaction costs of $15.7 million.

(e)	Adjustment to reflect the fair value of other assets and liabilities assumed in the Point Acquisition.

(f)	Adjustment to reflect the fair value of the oil and natural gas properties acquired in the Point Acquisition.

(g)	Adjustment to reflect the fair value of the right of use operating leases acquired in the Point Acquisition.

(h)	Adjustment to record the fair value of line fill inventory acquired in the Point Acquisition.

(i)	Adjustment to record new borrowings under the Company’s senior secured credit facility related to the cash consideration used in the Point Acquisition.

(j)	Adjustment to reflect the fair value of the asset retirement obligations assumed with the Point Acquisition.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024, and the year ended December 31, 2023:

(a)	Adjustments to conform Point’s historical presentation of these line items to the presentation by Vital Energy.

(b)	Adjustment to remove the historical amount of Point’s depletion and depreciation expense.

(c)	Adjustment to remove historical accretion expense of Point associated with asset retirement obligations and recalculate accretion expense based upon estimated fair value.

(d)	Adjustment to remove Point’s historical interest expense.

(e)	Adjustments necessary to remove the historical revenues, gains, expenses and losses associated with the 20% undivided interest acquired by NOG in the oil and natural gas properties of Point.

(f)

Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired as a result of the Point Acquisition. The depletion adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.

(g)

Adjustment to reflect the estimated interest expense in the periods presented with respect to the incremental borrowings on the Company’s senior secured credit facility necessary to finance the Point Acquisition. The interest rate utilized as of June 30, 2024, was 7.694% for incremental borrowings. A one-eighth percent increase or decrease in the interest rate would have changed interest expense by $0.5 million and $1.0 million for the six months ended June 30, 2024 and year ended December 31, 2023, respectively.

(h)

The adjustment pertains to estimated income tax considerations associated with the Point Acquisition. This entity was previously held within a flow-through structure, making it exempt from federal income taxes. Income tax expense for the Point Acquisition are recorded at an effective tax rate of 21.5%.

(i)	The following table provides a reconciliation between basic and diluted net income for the six months ended June 30, 2024 and year ended December 31, 2023 (in thousands, except per share amounts):

	Six Months Ended		Year Ended
	June 30, 2024		December 31, 2023
	Historical	Pro-Forma	Historical	Pro-Forma
Net income (loss)	$(29,429)	$11,387	$785,821	$806,572
Less: Preferred dividends	(652)	(652)	(6,197)	(6,197)

Net income (loss) available to common shareholders	(30,081)	10,735	779,624	800,375

Weighted-average common shares outstanding:
Basic	35,973	35,973	26,448	26,448
Dilutive non-vested restricted stock	—	112	106	106
Dilutive non-vested performance awards	—	10	2	2
Dilutive preferred stock	—	1,169	5,595	5,595

Diluted	35,973	37,264	32,151	32,151

Net income (loss) per share:
Basic	$(0.84)	$0.30	$29.48	$30.26
Diluted	$(0.84)	$0.31	$24.44	$25.09

Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2023 for Vital Energy and Point. The reserve information of Vital Energy and Point have been prepared by independent petroleum engineers Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., respectively. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Point Acquisition taken place on January 1, 2023, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For Vital Energy and Point, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2023.

Estimated oil and natural gas reserves

	As of December 31, 2023
	Vital Energy	Point	Transaction Adjustment[1]	Pro forma combined
Estimated proved developed reserves:
Oil (MBbl)	104,993	27,325	(5,465)	126,853
Natural gas (MMcf)	555,472	41,233	(8,247)	588,458
Natural gas liquids (MBbl)	89,449	8,306	(1,661)	96,094

Total equivalent reserves (Mboe)[2]	287,021	42,504	(8,501)	321,023
Estimated proved undeveloped reserves:
Oil (MBbl)	54,790	50,243	(10,049)	94,984
Natural gas (MMcf)	186,710	63,338	(12,668)	237,380
Natural gas liquids (MBbl)	31,954	14,078	(2,816)	43,216

Total equivalent reserves (Mboe)[2]	117,862	74,877	(14,976)	177,763
Estimated proved reserves:
Oil (MBbl)	159,783	77,568	(15,514)	221,837
Natural gas (MMcf)	742,182	104,571	(20,915)	825,838
Natural gas liquids (MBbl)	121,403	22,384	(4,477)	139,310

Total equivalent reserves (Mboe)[2]	404,883	117,380	(23,477)	498,786

(1)	Adjustment necessary to remove the historical reserves associated with the 20% undivided interest acquired by NOG in the oil and natural gas properties of Point.
(2)	BOE is calculated using a conversion rate of six Mcf per one Bbl.

The following table presents the standardized measure of discounted future net cash flows relating to the proved oil and natural gas reserves of Vital Energy and of the properties acquired in the Point Acquisition on a pro forma combined basis as of December 31, 2023. The pro forma combined standardized measure shown below represents estimates only and should not be construed as the market value of the acquired oil and natural gas reserves attributable to the Point Acquisition.

Standardized measure of discounted future cash flows

(in thousands)

	As of December 31, 2023
	Vital Energy	Point	Transaction Adjustment[1]	Tax Adjustment	Pro forma combined
Oil and natural gas producing activities:
Future cash inflows	$15,570,267	$6,746,779	$(1,349,356)		$20,967,690
Future production costs	(5,543,237)	(1,752,840)	350,568		(6,945,509)
Future development costs	(1,904,597)	(643,076)	128,615		(2,419,057)
Future income tax expense	(669,158)	—	—	(584,599)	(1,253,757)

Future net cash flows	7,453,275	4,350,864	(870,173)	(584,599)	10,349,367
10% discount for estimated timing of cash flows	(3,302,437)	(1,975,729)	395,146	259,645	(4,623,375)

Standardized measure of discounted future net cash flows	$4,150,838	$2,375,135	$(475,027)	$(324,954)	$5,725,992

(1)	Adjustment necessary to remove the historical reserves associated with the 20% undivided interest acquired by NOG in the oil and natural gas properties of Point.

The following table sets forth the changes in the standardized measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Vital Energy and the oil and natural gas properties acquired in the Point Acquisition on a pro forma combined basis for the year ending December 31, 2023:

Changes in standardized measure of discounted future net cash flows

(in thousands)

	Year ended December 31, 2023
	Vital Energy	Point	Transaction Adjustment[1]	Tax Adjustment	Pro forma combined
Standardized measure of discounted future net cash flows, beginning of year	$4,754,576	$2,016,141	$(403,228)	$(268,154)	$6,099,335
Changes in the year resulting from:
Sales, less production costs	(1,136,735)	(52,947)	10,589		(1,179,093)
Revisions of previous quantity estimates	(964,416)	(29,502)	5,900		(988,018)
Extensions, discoveries and other additions	125,875	591,150	(118,230)		598,795
Net change in prices and production costs	(2,560,883)	(670,946)	134,189		(3,097,640)
Changes in estimated future development costs	137,310	73,122	(14,624)		195,808
Previously estimated development incurred capital expenditures during the period	368,688	—	—		368,688
Acquisitions of reserves in place	2,211,370	378,839	(75,768)		2,514,441
Divestitures of reserves in place	—	(106,529)	21,306		(85,223)
Accretion of discount	624,819	201,614	(40,323)		786,110
Net change in income taxes	371,962	—	—	(56,800)	315,162
Timing differences and other	218,272	(25,807)	5,162		197,627

Standardized measure of discounted future net cash flows, end of year	$4,150,838	$2,375,135	$(475,027)	$(324,954)	$5,725,992

(1)	Adjustment necessary to remove the historical reserves associated with the 20% undivided interest acquired by NOG in the oil and natural gas properties of Point.